                               POWER OF ATTORNEY

        Know all by these presents that the undersigned hereby constitutes and appoints each of Masayoshi Son, Kazuhiko Kasai, Yoshimitsu Goto, Masato Suzaki
and Joshua O. Lubov signing singly, the undersigned's true and lawful attorney-in-fact to:

        1.      execute for and on behalf of the undersigned, in the
                undersigned's capacity as an officer and director of Starburst
                I, Inc. ("Starburst I"), in Starburst I's capacity as a
                stockholder of and in relation to Starburst I's stockholdings in
                Sprint Corporation (the "Company"), Forms 3, 4, and 5 and
                Schedules 13D and 13G and any Amendments thereto, in accordance with Sections 13 and 16(a) of the Securities Exchange Act of
                1934, as amended, and the rules thereunder;

        2.      do and perform any and all acts for and on behalf of the
                undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and Schedule 13D and 13G and any Amendments thereto and timely file such Form, Schedule or
                Amendment with the United States Securities and Exchange
                Commission and any stock exchange or similar authority; and

        3.      take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
                required by, Starburst I, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities in respect of Starburst I's responsibility to comply with Sections 13 and 16 of the Securities Exchange Act of 1934, as
amended. This Power of Attorney shall remain in full force and effect until
Starburst I is no longer required to file Forms 3, 4, or 5 or Schedule 13D and
13G and any Amendments thereto with respect to Starburst I's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
This Power of Attorney supersedes and revokes, as of the date hereof, all powers providing authority similar to the above-referenced authority granted in this
Power of Attorney.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of August, 2013.

                                        /s/ Ronald D. Fisher
                                        ---------------------------------------
                                        Name: Ronald D. Fisher
                                        Its:  President